Exhibit 99.(d)(ii)(a)

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Summary of Coverages Effective on the Policy Date

R18ADB	Accelerated Death Benefit Rider For Chronic and Terminal Illness
S18ADB
Chronic Illness Benefit:

	Eligible Insured:	[John Doe]
	[Eligible Insured:	[Jane Doe]]

Terminal Illness Benefit:

	Eligible Insured:	[John Doe]
	[Eligible Insured:	[Jane Doe]]

	Terminal Illness Eligible Coverage:	[Basic Life Coverage] [SVER Term Insurance – 3 Rider]
[Annual Renewable Term Rider [– Last Survivor]]
[Other]

	[Effective Date:	[November 1, 2018]]

[ICC18 S18PIA6]	Page [ X ]

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

ACCELERATED DEATH BENEFIT RIDER FOR CHRONIC AND TERMINAL ILLNESS

Benefit Eligibility and Request for Benefits

Eligibility Conditions – To receive an Accelerated Death Benefit, all of the following conditions must be satisfied:

1.	The Owner of this Policy must provide a Request for Benefits and a Benefit Form, or the equivalent as described therein.

2.	The Insured must provide Certification of Illness that they are either a Chronically Ill Individual or a Terminally Ill Individual, whichever applies.

3.	The Owner must provide us with the written consent of the assignee of record named under the Policy, if any, or the irrevocable beneficiary named under the Policy, if any.

4.	There shall be no legal requirement that the benefit be used to meet the claims of creditors, whether in bankruptcy or otherwise, and there shall be no government agency that requires the benefit to apply for, obtain, or keep a government benefit or entitlement.

5.	The Chronic or Terminal Illness shall not be the result of attempted suicide, or intentionally self-inflicted injury.

Accelerated Death Benefit Values and Payments

Accelerated Death Benefit Interest Rate:	This will not exceed the greater of (a or b), where:
a = The current yield on the ninety-day Treasury bill; and
b = The maximum fixed annual rate of 8% in arrears or a variable rate determined in accordance with the NAIC Model Policy Loan Interest Rate Bill model #590.

Chronic Illness Benefit Proceeds

Maximum Lifetime Chronic Illness Benefit:	[$1,500,000.00]*
*The Maximum Lifetime Chronic Illness Benefit will not exceed the actual Death Benefit at the time of Rider exercise.

Maximum Per Diem Limit Percentage:	[125%]

Chronic Illness Benefit Proceeds:	Chronic Illness Benefit Proceeds are equal to a – (b × c) – (d × c), where:

a = the Chronic Illness Benefit;
b = the Policy Debt prior to the payment of the Chronic Illness Benefit;
c = the Chronic Illness Acceleration Percentage; and
d = the sum of any Monthly Deductions that are due and unpaid prior to the payment of the Chronic Illness Benefit, if the Policy is in the Grace Period.

Chronic Illness Acceleration Percentage:	This is equal to (a ÷ b), where:
a = The Chronic Illness Benefit; and
b = The Chronic Illness Reduction Factor multiplied by the Death Benefit on the Benefit Payment Date.

ICC18 S18ADB	Page [ X ]

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Chronic Illness Reduction Factor:	This is equal to (c + d) ÷ e, where:
c = 100% of the Cash Surrender Value immediately prior to the benefit payment;
d = The Chronic Illness Risk Factor times the result of the Death Benefit less the greater of zero or the Accumulated Value immediately prior to the benefit payment; and
e = The Death Benefit.

Annual Benefit Proceeds	Minimum Annual Chronic Illness Benefit Amount:	$[5,000]*
*If the Maximum Annual Chronic Illness Benefit Amount as calculated below is less than [$5,000], we will not process payment of proceeds.

	Maximum Annual Chronic Illness Benefit Amount:	This is the lesser of:
		1.	The Annual Per Diem Limitation; or
		2.	The Chronic Illness Reduction Factor, multiplied by the Eligible Accelerated Annual Chronic Illness Death Benefit.

	Eligible Accelerated Annual Chronic Illness Benefit:	As of the Benefit Payment Date, the Eligible Accelerated Annual Chronic Illness Benefit is the lesser of the following values:

		1.	24% of the Initial Eligible Amount;
		2.	The amount of the Maximum Lifetime Chronic Illness Benefit in excess of the Total Accelerated Chronic Illness Benefit, or;
		3.	The Death Benefit.

Monthly Benefit Proceeds	Minimum Monthly Chronic Illness Benefit Amount:	$[500]*
*If the Maximum Monthly Chronic Illness Benefit Amount as calculated below is less than [$500], we will not process payment of proceeds.

	Maximum Monthly Chronic Illness Benefit Amount:	This is the lesser of:
		1.	The Monthly Per Diem Limitation; or
		2.	The Chronic Illness Reduction Factor multiplied by the Eligible Accelerated Monthly Death Benefit.

	Eligible Accelerated Monthly Chronic Illness Benefit:	As of each Benefit Payment Date, this is the lesser of the following values:

		1.	[2]% of the Initial Eligible Amount; or
		2.	The amount of the Maximum Lifetime Chronic Illness Benefit in excess of the Total Accelerated Chronic Illness Benefit; or
		3.	The Death Benefit.

Chronic Illness Risk Factor:	This will vary based on the Insured’s attained Age, sex and Risk Class, as well as the Accelerated Death Benefit Interest Rate, and a mortality table for disabled lives declared by us. The Chronic Illness Risk Factor will never be less than zero.

ICC18 S18ADB	Page [ X ]

POLICY NUMBER: [VF99999990]

POLICY SPECIFICATIONS

Terminal Illness Benefit Proceeds

Terminal Illness Benefit Proceeds:	Terminal Illness Benefit Proceeds are equal to (b × c + a) × d - (e × d) - f where:
a = The greater of Cash Surrender Value or zero;
b = The Death Benefit less a, as defined above;
c = The Terminal Illness Reduction Factor
d = The Terminal Illness Acceleration Percentage;
e = Any Policy Debt prior to the payment of the Terminal Illness Benefit; and
f = A processing charge not to exceed the Maximum Processing Charge.

Should death of the Insured occur within 30 days of payment of the Terminal Illness Benefits, we will refund an amount equal to b × (1 - c) × d. The processing charge (f) will also be refunded.

Terminal Illness Acceleration Percentage:	This is equal to (a ÷ b), where:
a = The Terminal Illness Benefit; and
b = The Eligible Coverage on the Benefit Payment Date.

Maximum Processing Charge:	$[100]

Terminal Illness Reduction Factor:	This is equal to (c ÷ d), where:
c = 1; and
d = 1 plus the Accelerated Death Benefit Interest Rate.

Minimum Terminal Illness Benefit:	This is equal to the lesser of $[500] or [25]% of the Face Amount of the Policy.

Terminal Illness Benefit Limitation:	The Terminal Illness Benefit is limited to the lesser of [75]% of the Eligible Coverage or $[250,000] as applicable.

ICC18 S18ADB	Page [ X ]